UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2009

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 2, 2009, Mr. Paul McDonnel indicated his intention to resign as Chief Financial Officer of Arrowhead Research Corporation (the “Company”) and its subsidiaries, including Calando Pharmaceuticals, Inc., effective as of August 10, 2009 or such other date as may be mutually agreed upon by Mr. McDonnel and the Company. To aid in the transition, Mr. McDonnel is expected to continue to serve as Chief Financial Officer until at least August 10, 2009, when the Company’s next quarterly report on Form 10-Q is due. Mr. McDonnel plans to relocate to Salt Lake City, Utah and has accepted a position as Chief Operating Officer of a private company. Effective as of July 6, 2009, Mr. McDonnel ceased to be a full-time employee of the Company and will be compensated thereafter on a part-time basis for his services at an hourly rate of $125 per hour for up to 10 hours of work per week as necessary to fulfill his responsibilities. Once Mr. McDonnel resigns his position as Chief Financial Officer, the Company expects that it may continue to utilize Mr. McDonnel as a consultant as needed to provide assistance with any ongoing transition matters.

Commencing on July 6, 2009, to provide executive and financial management and continuity through the transition in light of Mr. McDonnel’s reduced time commitment, Mr. Joseph T. Kingsley, the former President and Chief Financial Officer of Arrowhead, was named Vice President of Finance and Consulting. Mr. Kingsley will be paid pursuant to a consulting agreement on an hourly basis at a rate of $125 per hour and is expected to devote up to 25 hours per week to executive and financial management of the Company, as well as financial reporting functions. The Board of Directors anticipates appointing Mr. Kingsley as interim Chief Financial Officer of the Company following Mr. McDonnel’s departure as the Chief Financial Officer. Mr. Kingsley is expected to serve in this capacity until a permanent replacement for the position is hired.

Mr. Kingsley (age 64) was the Company’s Chief Financial Officer and Secretary from August 2004 until June 2006 when he also became President of the Company. Mr. Kingsley stepped down from his positions at the Company in January 2008. He served as Assistant to the President of the Company from January 2008 until January 2009, when he retired. Mr. Kingsley has more than 25 years of executive-level, financial management experience in biotech, commercial, international, and defense-related industries. Prior to joining the Company, from January 2002 to September 2004, he was Chief Financial Officer for Eidogen, Inc. a Pasadena-based company developing computational drug discovery platforms. From March 1997 to January 2002, Mr. Kingsley was Vice President Operations and Chief Financial Officer for Paracel, an integrated turnkey computer systems provider for the life sciences community that was acquired by Celera Genomics (AMEX:CRA) in June 2000. Mr. Kingsley held similar positions with Pico Products, a publicly-held cable TV product supplier, Kaiser Marquardt, Inc., and Science Applications International Corp. (SAIC), a Fortune 500 government and commercial contractor. Mr. Kingsley is a CPA. He received his B.A. in Economics from Ohio Wesleyan University, and his MBA from Northwestern University.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Form of Consulting Agreement between the Company and Paul C. McDonnel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 9, 2009

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul C. McDonnel
Paul C. McDonnel Chief Financial Officer